Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 20, 2015, relating to the consolidated financial statements of BioPharmX Corporation, which appears in the Transition Report on Form 10-K of BioPharmX Corporation for the transition period from January 1, 2015 to January 31, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

January 18, 2016